EXHIBIT 10.42

SECOND AMENDMENT TO 364-DAY CREDIT AGREEMENT

THIS SECOND AMENDMENT TO 364-DAY CREDIT AGREEMENT (this “Amendment”), dated as of June 25, 2003, is entered into among HEALTH NET, INC., a Delaware corporation (the “Borrower”), the Lenders identified on the signature pages hereto (the “Existing Lenders”), the Lenders identified on the signature pages hereto as the new Lenders (the “New Lenders”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Lenders party thereto, and the Administrative Agent entered into that certain 364-Day Credit Agreement dated as of June 28, 2001, as amended by that certain First Amendment to 364-Day Credit Agreement dated as of June 27, 2002 (the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested to extend the Commitment Termination Date for an additional 364 day period, and the Existing Lenders have agreed to extend their respective Commitments and amend the Existing Credit Agreement in accordance with such request and as provided herein; and

WHEREAS, the Borrower, the Existing Lenders and the New Lenders have agreed that the New Lenders shall become parties to the Existing Credit Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Amendment No. 2 Effective Date” is defined in Subpart 3.1.

SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment No. 2 Effective Date, the Existing Credit, Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1 Designation of Documentation Agents. Fleet National Bank and Citigroup USA are hereby designated as Co-Documentation Agents for the Lenders under the Existing Credit Agreement.

SUBPART 2.2 Amendments to Section 1.01. The definition of “Commitment Termination Date” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“Commitment Termination Date” shall mean the date 364 days following June 25, 2003.

SUBPART 2.3 Amendments to Section 1.01. The definition of “Maturity Date” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

“Maturity Date” means the date one year following the Commitment Termination Date.

SUBPART 2.4 Amendments to Section 2.13. Section 2.13(a) and (b) of the Existing Credit Agreement are hereby amended in their entireties to read as follows:

Section 2.13 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate; provided, however, ABR Loans outstanding on or following the Commitment Termination Date shall bear interest at a rate per annum equal to the Alternate Base Rate plus .25%.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate; provided, however, Eurodollar Loans outstanding on or following the Commitment Termination Date shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate plus .25%

SUBPART 2.5 Amendments to Section 2.18. The penultimate sentence in Section 2.18(a) of the Existing Credit Agreement is hereby amended and restated as follows:

“If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension; provided, however, that if the Maturity Date is not a Business Day, the date for payment shall be on the preceding Business Day.”

SUBPART 2.6 Amendments to Section 3.16. A new Section 3.16 is hereby added to the Existing Credit Agreement to read as follows:

Section 3.16 Tax Shelter Regulations.

Borrower does not intend to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If Borrower so notifies Administrative Agent, Borrower acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

SUBPART 2.7 Amendments to Section 5.01.

(a) The language “(with copies for each Lender)” in the introductory paragraph is hereby deleted and replaced with “(for further distribution to each Lender)”;

(b) the word “and” at the end of clause (f) is hereby deleted;

(c) the period at the end of clause (g) is hereby deleted and replaced with “; and”; and

(d) a new clause (h) is hereby added to Section 5.01 of the Existing Credit Agreement to read as follows:

(h) promptly after Borrower has notified Administrative Agent of any intention by Borrower to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

SUBPART 2.8 Amendments to Section 9.12. Section 9.12 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

Section 9.12 Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and its Approved Funds’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms hereof), (b) to the extent requested by any regulatory authority, (c) to the extent, and only to the extent, required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Person required to disclose such information shall take reasonable efforts (at Borrower’s expense) to ensure that any Information so disclosed shall be afforded confidential treatment, (d) to any other party to this Agreement, (e) to the extent that such confidential Information is directly relevant to the subject matter thereof, in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower who is not, to the knowledge of the Administrative Agent or such Lender, under an obligation of confidentiality to Borrower with respect to such Information. For the purposes of this Section, “Information” means all information received from or on behalf of the Borrower or any Subsidiary relating to the Borrower, any Subsidiary or any of their respective businesses or assets, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from or on behalf of the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the Administrative Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

SUBPART 2.9 Amendments to Schedule 2.01. Schedule 2.01 of the Existing Credit Agreement is hereby replaced with Schedule 2.01 attached hereto.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1 Amendment No. 2 Effective Date. This Amendment shall be and become effective as of the date hereof (the “Amendment No. 2 Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Amendment”.

SUBPART 3.2 Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Existing Lenders, the New Lenders and the Administrative Agent.

SUBPART 3.3 Fees and Expenses. The Borrower has paid all fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the other transactions contemplated herein including, without limitation, the reasonable legal fees and expenses of Moore & Van Allen PLLC, counsel to the Administrative Agent.

SUBPART 3.4 Other Items. The Administrative Agent shall have received such other documents, agreements or information which may be reasonably requested by the Administrative Agent.

PART 4

JOINDER OF NEW LENDERS

From and after the Amendment No. 2 Effective Date, each of the New Lenders shall be a party to and be bound by the provisions of the Existing Credit Agreement (as amended hereby) and shall have the rights and obligations of a Lender thereunder.

Each New Lender (i) confirms that it has received a copy of the Existing Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Existing Credit Agreement (as amended hereby); (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Existing Credit Agreement (as amended hereby) as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Existing Credit Agreement (as amended hereby) are required to be performed by it as a Lender; and (v) which is not a United States person shall have attached all forms required under Section 2.17(f) of the Existing Credit Agreement.

PART 5

MISCELLANEOUS

SUBPART 5.1 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent, the Existing Lenders and the New Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Credit Agreement and (b) the representations and warranties set forth in Section 3 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

SUBPART 5.2 Reaffirmation of Obligations. The Borrower hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Credit Agreement.

SUBPART 5.3 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 5.4 Instrument Pursuant to Existing Credit Agreement. This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 5.5 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

SUBPART 5.6 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 5.7 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 5.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 5.9 General. Except as amended hereby, the Existing Credit Agreement and all other credit documents shall continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the 364-Day Credit Agreement as of the date first above written.

BORROWER:		HEALTH NET, INC.,
a Delaware corporation

		By:	/s/ Wisdom Lu
		Name:	Wisdom Lu
		Title:	TREASURER

ADMINISTRATIVE AGENT:		BANK OF AMERICA, N.A.

		By:	/s/ Kevin L. Ahart
		Name:	Kevin L. Ahart
		Title:	Assistant Vice President

EXISTING LENDERS:		BANK OF AMERICA, N.A.

		By:	/s/ Joseph L. Corah
		Name:	Joseph L. Corah
		Title:	Principal

JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank)

By:	/s/ Dawn Lee Lum
Name:	Dawn Lee Lum
Title:	Vice President

FLEET NATIONAL BANK

		By:	/s/ Judi N. Cyr
		Name:	Judi N. Cyr
		Title:	Senior Vice President

THE BANK OF NOVA SCOTIA

		By:	/s/ R.P. Reynolds
		Name:	R.P. Reynolds
		Title:	Director

CITICORP USA, INC.

		By:	[ILLEGIBLE]
		Name:	[ILLEGIBLE]
		Title:	Vice President

HEALTH NET, INC.

SECOND AMENDMENT

7

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ AL GALLUZZO
Name:	AL GALLUZZO
Title:	SENIOR VICE PRESIDENT

THE BANK OF NEW YORK

By:	/s/ Rebecca K. Levine
Name:	Rebecca K. Levine
Title:	Vice President

WELLS FARGO BANK, N.A.

By:	[ILLEGIBLE]
Name:
Title:

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ ROBERT LEEPER
Name:	ROBERT LEEPER
Title:	SVP

NEW LENDERS:	BANK OF THE WEST

	By:	/s/ William R. Murray
	Name:	William R. Murray
	Title:	Vice President

MORGAN STANLEY BANK

	By:	/s/ Jaap L. Tonckens
	Name:	Jaap L. Tonckens
	Title:	Vice President
Morgan Stanley Bank

UBS AG, CAYMAN ISLANDS BRANCH

	By:	/s/ Patricia O’Kicki
	Name:	Patricia O’Kicki
	Title:	Director

	By:	/s/ Wilfred V. Saint
	Name:	Wilfred V. Saint
	Title:	Associate Director
Banking Products
Services, US

HEALTH NET, INC.

SECOND AMENDMENT

SCHEDULE 2.01

COMMITMENTS

(364-Day Credit Agreement)

Lender	Commitment Amount	Commitment Percentage
Bank of America, N.A.	$23,500,000	13.428571429%
JPMorgan Chase Bank	$23,500,000	13.428571429%
Fleet National Bank	$23,000,000	13.142857143%
Citicorp USA, Inc.	$22,500,000	12.857142857%
The Bank of Nova Scotia	$15,000,000	8.571428571%
Sumitomo Mitsui Banking Corporation	$7,500,000	4.285714286%
The Bank of New York	$10,000,000	5.714285714%
Wells Fargo Bank	$10,000,000	5.714285714%
Union Bank of California, N.A.	$10,000,000	5.714285714%
Bank of the West	$10,000,000	5.714285714%
Morgan Stanley	$10,000,000	5.714285714%
UBS Warburg	$10,000,000	5.714285714%

Total:	$175,000,000	100.000000000%